Exhibit 99.2

CONTACTS:	Berns Communications Group Jessica Liddell/Melissa Jaffin 212-994-4660 jliddell@bcg-pr.com
FOR IMMEDIATE RELEASE
HAMPSHIRE GROUP ANNOUNCES APPOINTMENTS TO
BOARD OF DIRECTORS
Names Janice E. Page and Robert C. Siegel Independent Directors
New York, NY — June 3, 2010 — Hampshire Group, Limited (Pink Sheets: HAMP.PK; www.hamp.com), a leading provider of women’s and men’s fashion apparel, today announced the election of Janice E. Page and Robert C. Siegel to the Board of Directors at the Company’s 2010 Annual Shareholders’ Meeting. The Company also announced that as part of the Board’s previously reported transition plans, Harvey L. Sperry and Irwin W. Winter retired from the Board, effective immediately.
“We are delighted to welcome Robert and Janice to the Board,” said Richard Mandell, Chairman of Hampshire’s Board of Directors. “While both are highly regarded retail industry veterans, they each bring diversified expertise and insight that will be invaluable as we work to grow the business and build long-term value for our shareholders.”
Ms. Page joins Hampshire’s Board with extensive retail industry experience, having served as a Director at R.G. Barry Corporation for the past 10 years and American Eagle Outfitters for the past six years. Most recently, she was a Senior Vice President at Sears Roebuck Company (now Sears Holding Company), where she spent 26 years. Previously, Ms. Page was also a Trustee of the Glimcher Realty Investment Trust and a Director of the Kellwood Company.
Mr. Siegel joins Hampshire’s Board with over four decades of apparel and retail industry leadership experience. He most recently served as Chief Executive Officer of Devanlay U.S. Inc., the licensee for Lacoste S.A. branded apparel in the U.S. He previously held consulting positions as the Principal of Siegel Associates, a consultant for the apparel, footwear and retail industries and before that as Managing Director of Branded Products for Kurt Salmon Associates, Inc. Prior to joining Kurt Salmon, Mr. Siegel served as Chairman, President and Chief Executive Officer of The Stride Rite Corporation. He has also held previous senior management roles at Levi Strauss & Co. and was a director of The Bon Ton Stores, Skechers U.S.A., McNaughton Apparel Group Inc., Oshkosh’b Gosh and Kellwood Company.

Commenting on the retirement of Harvey L. Sperry and Irwin W. Winter, Mr. Mandell remarked, “On behalf of the Board, we thank Harvey and Irwin for their service and their valued contributions to the Board over the years. We wish them well in their future endeavors.”
About Hampshire Group
Hampshire Group, Limited is a leading U.S. provider of women’s and men’s sweaters, wovens and knits, and a designer and marketer of branded apparel. Its customers include leading retailers such as JC Penney, Kohl’s, Macy’s, Belk’s and Dillard’s, for whom it provides trend-right, branded apparel. Hampshire’s owned brands include Spring+Mercer®, its “better” apparel line, Designers Originals®, Hampshire’s first brand and still a top-seller in department stores, as well as Mercer Street Studio®, Requirements®, and RQT®. Hampshire also licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and licenses JOE Joseph Abboud® for men’s sportswear and Alexander Julian Colours® for men’s tops.
Cautionary Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company’s business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: economic cycles that affect consumer spending; decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; the ability to anticipate consumer trends; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; potential problems with our distribution system; labor disruptions; chargebacks and margin support payments; reliance on technology; failure to successfully compete; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; future defaults under our credit facility; loss of certain key personnel; investigations by the SEC and United States Attorney; material potential future restatements of our financial statements; the stockholders’ rights plan; and global, political and economic conditions; and ongoing and potential litigation.
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